FOR FURTHER INFORMATION:

AT INVESTOR RELATIONS INTL:
Haris Tajyar
Managing Partner
Ph: 818-382-9702
htajyar@irintl.com

FOR IMMEDIATE RELEASE
JUNE 16, 2008

CHINA ARCHITECTURAL ENGINEERING APPOINTS
FORMER CFO AS INTERIM CHIEF FINANCIAL OFFICER

Company Retains Korn/Ferry International to Search for New CFO

ZHUHAI, China, & LOS ANGELES—June 16, 2008 -- China Architectural Engineering, Inc. (CAE) (NASDAQ/GS: CAEI), a leader in the design, engineering, fabrication and installation of high-end building envelope systems, today announced that Wang Xin, former CFO of the Company, has been appointed as the Company’s interim CFO, to replace Xin Yue Jasmine Geffner, who has decided to leave CAE for personal reasons, effective June 30, 2008.

The Company also reported that it has retained Korn/Ferry International (NYSE: KFY) to assist in the search of a new Chief Financial Officer. Korn/Ferry’s Hong Kong office will lead the search.

“It is with regret to announce that Xin Yue Jasmine Geffner, CFO, has decided to leave CAE for personal reasons but wish her success in her future endeavors,” said Ken Luo, Chairman and CEO of China Architectural Engineering. “We are, however, extremely pleased at the return of Wang Xin, who played a central role in the formation and early growth of CAE, as our interim CFO while we actively search for a permanent CFO. As part of this effort, we have retained the services of Korn/Ferry International to ensure that we are able to attract a world-class CFO that can help manage CAE’s continued growth, lower our cost of capital as we accelerate our expansion plan, and, in doing so, continue to build shareholder value and investor confidence in CAE,” concluded Mr. Luo.

To be added to China Architectural Engineering’s investor lists, please contact Haris Tajyar at htajyar@irintl.com or at 818-382-9702.

About Korn/Ferry International

Korn/Ferry International (NYSE: KFY), with over 80 offices in 39 countries, is one of the world's leading provider of executive human capital solutions. Based in Los Angeles, the firm works closely with clients worldwide to deliver customized executive search, management assessment and mid-level searches, including the identification of CEOs, COOs, CFOs, board members and other senior-level executives; and the formal evaluation of senior management teams. For more information on the Korn/Ferry International family of companies, please visit www.kornferry.com.

About China Architectural Engineering

China Architectural Engineering, Inc. (CAE) (NASDAQ/GS: CAEI), which began operations in 1992, has maintained a leading position in the global commercial construction industry by providing timely, high-quality, reliable, fully integrated and cost-effective service solutions to its clients utilizing specialized technical expertise in the design, engineering, fabrication and construction of structural exterior cladding systems. It specializes in high-end curtain wall systems (including glass, stone & metal curtain walls), roofing systems, steel construction systems, eco-energy saving building conservation systems and related products, for public works and commercial real estate projects.

CAE has worked with world-renowned architects and building engineers from China and other countries and has completed over 100 large, complex and unique projects throughout China, Hong Kong, Macau, Australia and Southeast Asia, including numerous award-winning landmark buildings in many of Asia's major cities. It is now capitalizing on its industry-leading expertise by expanding aggressively beyond China into some of the most active construction markets in the world, including the Middle East, Central Asia, United States and Eastern Europe.

For further information on China Architectural Engineering please visit www.caebuilding.com.

Forward Looking Statements: In addition to historical information, the statements set forth above include forward-looking statements that may involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, uncertainty of contract negotiations and payments under existing contracts, the Company’s dependence on government contracts, changes in the laws of the PRC that affect the Company’s operations, fluctuation and unpredictability of costs related to the Company’s products and services, the Company’s dependence on the steel and aluminum markets, reduction or reversal of the Company’s recorded revenue or profits due to “percentage of completion” method of accounting and expenses and costs associated with the issuance of convertible bonds. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s reports and other filings with the Securities and Exchange Commission.

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